Exhibit 10.31

TJ CHEMICAL HOLDINGS LLC

2004 OPTION PLAN

Adopted September 3, 2004

1.	Purpose of the Plan.

The purpose of the TJ Chemical Holdings LLC (the “Company”) 2004 Option Plan (the “Plan”) is to promote the interests of the Company and the Holders of Membership Units in the Company by providing key employees, consultants, members and service providers of the Company and its affiliates with an appropriate incentive to encourage them to continue in the employ of or to perform services for, and to improve the growth and profitability of, the Company and its affiliates.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the LLC Agreement. As used in the Plan, the following capitalized terms shall have the following meanings:

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day other than a Saturday, a Sunday or a holiday on which national banking associations in Delaware or New York are closed.

“Cause” shall mean, unless otherwise specified in a Participant’s Option Grant Agreement, employment agreement or other written agreement with respect to the termination of a Participant’s Services, (A) such Participant’s continued failure substantially to perform his or her duties (other than as a result of Disability), whether as an employee, independent contractor or otherwise, (B) dishonesty in the performance of such Participant’s duties, (C) any act or acts of such Participant that constitutes (x) a felony or (y) a misdemeanor involving moral turpitude, (D) such Participant’s willful malfeasance or willful misconduct in connection with his or her duties or any act or omission which is injurious to the financial condition or business reputation of KRATON or any of its subsidiaries or affiliates, or (E) such Participant’s breach of confidentiality, non-competition, assignment of inventions or similar agreements. If, subsequent to Participant’s termination of Services for other than Cause, it is determined in good faith by the Company that Participant’s Services could have been terminated for Cause, Participant’s Services shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG III Polymer Holdings LLC, TPG IV Polymer Holdings LLC or J.P. Morgan Partners L.P. or any of their affiliates (hereinafter the “Sponsors”); (ii) the complete liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Sponsors) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of Units representing more than 40% of the aggregate outstanding Voting Units of the Company and such Person or Group actually has the power to vote such Units in any such election and (B) the Sponsors beneficially own (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Units of the Company than such other Person or Group; (iv) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, the Sponsors; or (v) a merger or consolidation of the Company with another entity in which holders of the Membership Units of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the common equity interest in the surviving corporation in such transaction and the Sponsors do not hold a sufficient amount of Voting Units (or similar securities) to elect a majority of the surviving entity’s board of directors.

“Code” shall mean the Internal Revenue Code of 1986 and any successor statute, as amended, from time to time.

“Committee” shall mean the Committee appointed by the Board pursuant to Section 3 of the Plan or, in the absence of any such Committee, the Board.

“Company” shall mean TJ Chemical Holdings LLC, a Delaware limited liability company or any successor thereto.

“Disability” shall mean, unless otherwise specified in a Participant’s Option Grant Agreement, employment agreement or other written agreement with respect to the termination of a Participant’s Services, a permanent disability as defined in the disability plan of the Company or such affiliate of the Company to which the Participant provides Services.

“Eligible Service Provider” shall mean those employees, consultants, members or service providers who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an affiliate of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Date” shall have the meaning set forth in Section 4.10 herein.

“Exercise Notice” shall have the meaning set forth in Section 4.10 herein.

“Exercise Price” shall mean the price that the Participant must pay under the Option per Membership Unit, as determined by the Committee for each Grant and specified in each Option Grant Agreement.

“Fair Market Value” shall mean, solely for purposes of the Plan and the Options Granted thereunder, as of any date, the value per Membership Unit as determined by the

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Committee in good faith; provided, in making such determination, the Committee may rely on the reports or appraisals of the Company’s auditors or other third party appraisers.

“Good Reason” shall mean, unless otherwise specified in a Participant’s Option Grant Agreement, employment agreement or other written agreement with respect to the termination of a Participant’s Services, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in bonus opportunity or benefits that applies to all employees of the Company or its affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within sixty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his Services for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his Services for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice.

“Grant” shall mean a grant of an Option under the Plan evidenced by an Option Grant Agreement.

“Grant Date” shall have the meaning set forth in Section 4.3 herein.

“Holder” shall mean any Person admitted to the Company as a holder of a Membership Unit in the Company and shall exclude any Person who ceases to be admitted as a holder of a Membership Unit in the Company.

“LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of March 31, 2004, a copy of which is attached hereto as Exhibit B.

“Option” shall mean an option to purchase a Membership Unit or a fraction thereof granted to any Participant under the Plan. Each Option granted hereunder shall be a non-qualified Option and shall be identified as such in the Option Grant Agreement by which it is evidenced.

“Option Grant Agreement” shall mean an agreement entered into by each Participant and the Company evidencing the Grant of each Option issued pursuant to the Plan (a sample of which is attached hereto as Exhibit A).

“Option Spread” shall mean, as of any date of determination, with respect to an Option, the excess, if any, of the Fair Market Value of a Membership Unit as of such date over the Exercise Price with respect to such Option.

“Participant” shall mean an Eligible Service Provider to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

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“Permitted Transferee” shall have the meaning set forth in Section 4.6 hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Services” shall mean employment with the Company or any affiliate of the Company or the provision of services as a consultant or service provider for the Company or any affiliate thereof.

“Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

“Vesting Date” shall mean the date an Option becomes exercisable as defined in Section 4.4 herein.

3.	Administration of the Plan.

The Committee shall be appointed by the Board to administer the Plan. In the absence of a Committee, the Board shall function as the Committee for all purposes under the Plan, and to the extent that the Board so acts, references in this Plan to the Committee shall refer to the Board as applicable. In addition, the Committee, in its discretion, may delegate its authority to make Grants to a director or an officer or committee of officers of the Company or one of its affiliates, subject to reasonable limits and guidelines established by the Committee at the time of such delegation. No member of the Committee shall participate in any decision that specifically affects such member’s interest in the Plan, other than decisions that affect all Participants generally.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine to which of the Eligible Service Providers Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of Membership Units or fraction thereof subject to each such Grant; (c) to prescribe the form of an Option Grant Agreement; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and all Option Grant Agreements; (f) to make any necessary or reasonable adjustments to the Plan, Membership Units or Option Grant Agreements; and (g) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all Persons; provided that, absent evidence to the contrary, it shall be conclusively presumed that the Committee has acted in good faith in making such Grant, determination, prescription or other act.

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3.3 Indemnification of the Committee. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Committee.

3.4 Compliance with the LLC Agreement and Option Grant Agreement and Applicable Law. Notwithstanding anything herein to the contrary, Membership Units will not be certificated upon exercise of any Option, unless otherwise determined by the Committee. Each of the Company and the Participant shall comply with any such law, regulation or requirement, including without limitation requirements imposed by the LLC Agreement and Option Grant Agreement. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements (including without limitation any requirements imposed by the LLC Agreement).

3.5 Inconsistent Terms. Except as expressly provided in the Plan, in the event of a conflict between the terms of the Plan and the terms of any Option Grant Agreement, the terms of the Option Grant Agreement shall govern.

4.	Options.

Subject to adjustment as provided in Section 4.13 hereof, the Committee may grant to Participants Options to purchase Membership Units or fractions thereof in the Company which, when combined with profits units that have been granted, in the aggregate, do not exceed 21,740,802 Membership Units, which represents approximately 8% of the Membership Units and Profits Units outstanding on March 31, 2004 on a fully diluted basis. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the Membership Unit covered by such Option shall again be available for Grant under the Plan.

4.1 Non-Qualified Options. The Options granted under the Plan shall be non-qualified Options to purchase a Membership Unit.

4.2 Exercise Price. The Exercise Price shall be the price the Participant must pay under the Option for each Membership Unit as determined by the Committee (which may be equal to, less than or greater than the Fair Market Value of a Membership Unit on the Grant Date for such Option) and shall be specified in the Option Grant Agreement.

4.3 Grant Date. The Grant Date of each Option shall be the date designated by the Committee and specified in the Option Grant Agreement as the date on which such Option is Granted.

4.4 Vesting Date of Options. Each Option Grant Agreement shall indicate the date or conditions under which such Option shall become exercisable; provided that, unless otherwise provided in a Participant’s Option Grant Agreement, if within the two-year period

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following a Change in Control the Participant’s Services are terminated by the Company or its affiliate without Cause or by the Participant for Good Reason, all outstanding Options held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Services.

4.5 Expiration of Options.

(a) With respect to each Participant, any of such Participant’s Option(s) or portion thereof which have not yet become exercisable shall expire on the date such Participant’s Services are terminated for any reason.

(b) With respect to each Participant, each Participant’s Option(s) or any portion thereof which have become exercisable on or before the date such Participant’s Services are terminated shall expire on the earlier of (i) the commencement of business on the date the Participant’s Services are terminated for Cause ; (ii) 90 calendar days after the date the Participant’s Services are terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Services are terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s).

(c) Notwithstanding the foregoing clauses (a) and (b), the Committee may specify in any Option Grant Agreement a different expiration date or period for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.6 Limitation on Transfer. Each Option shall be exercisable only by such Participant unless the Participant obtains the prior written consent of the Committee to Transfer such Option to a specified transferee (a “Permitted Transferee”) or the Participant’s Option Grant Agreement provides otherwise.

4.7 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option that the Permitted Transferee, if not already a Participant in the Plan, shall agree in writing prior to the Transfer with the Company to be bound by the terms of the Plan and the Option Grant Agreement as if he had been an original signatory thereto (including without limitation acknowledging that the Options Transferred to such Permitted Transferee shall expire in the event that the events or dates set forth in Section 4.5 of the Plan occur with respect to the Transferor); provided that, upon such Transfer in accordance with Sections 4.6 and 4.7 hereof, all references in the Plan and Option Grant Agreement except for Section 4.5 of the Plan shall be deemed to be replaced by a reference to such Permitted Transferee.

4.8 Effect of Void Transfers. In the event of any purported Transfer of any Option in violation of the provisions of the Plan, such purported Transfer shall be void ab initio and of no effect.

4.9 Exercise of Options. A Participant may exercise any or all of his vested Options by serving an Exercise Notice on the Company as provided in Section 4.10 hereto.

4.10 Method of Exercise. An Option shall be exercised by delivery of written notice to the Company at the address set forth in Section 6.6 hereof (the “Exercise Notice”) no

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less than ten (10) Business Days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of Membership Units or fraction thereof with respect to which the Option is being exercised, the Grant Date of such Option and the desired Exercise Date; provided that such Exercise Date shall not be later than the date on which such Option has expired pursuant to Section 4.5 hereof, (b) be signed by the Participant, and (c) indicate in writing that the Participant agrees to be bound by the LLC Agreement. The Exercise Notice shall include payment in U.S. currency or immediately available funds for an amount equal to the Exercise Price multiplied by the number or fraction of Membership Units specified in such Exercise Notice or any method otherwise approved by the Committee. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash, or in Membership Units if approved by the Committee, that may become due as a result of the exercise of such Option. A Participant’s partial exercise of the Option, without more, shall not cause the expiration, termination or cancellation of such Participant’s remaining portion of the Option. The Committee may prohibit the exercise of fractions of Membership Units.

4.11 Issuance of Membership Units. Upon the exercise of any Option in accordance with Section 4.10, the Company shall issue the appropriate number of Membership Units and record such issuance on its books and in its records in the name of the Participant as soon as practicable following the Exercise Date, and such Participant shall be entitled to the profits and losses of the Company attributable to such Membership Units as determined under the LLC Agreement. Notwithstanding the foregoing, no Membership Unit shall be issued to any Participant until such Participant agrees to be bound by and executes the LLC Agreement.

4.12 Administration of Options.

(a) Termination of the Options. The Committee may, at any time, in its absolute discretion, without amendment to the Plan or any relevant Option Grant Agreement, terminate all, but not less than all, Options then outstanding, whether or not exercisable provided, however, that the Company, in full consideration of such termination, shall pay with respect to any Option, or portion thereof, then outstanding, an amount equal to the Option Spread determined as of the date of such termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

(b) (i) Notwithstanding any other provision of this Plan or any Option Grant Agreement to the contrary, the Company shall not be obligated or permitted to pay the Option Spread for any Option if (A) the payment of such Option Spread would result in a violation of the terms or provisions of, or result in a default or an event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its affiliates, in each case as the same may be amended, modified or supplemented from time to time (such agreements and documents, the “Financing Agreements”), (B) the payment of such Option Spread would violate any term or provision of the Certificate of Formation of the Company or (C) the Company has no funds legally available therefor under the laws of the State of Delaware.

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(ii) In the event that the payment of the Option Spread by the Company is prevented solely by the terms of this Section 4.12(b), (A) the payment of such Option Spread will be postponed and will be made without the application of further conditions or impediments (other than as set forth in this Section 4.12(b)) at the first opportunity thereafter when the Company has funds legally available therefor and when the payment of such Option Spread will not result in any default or event of default by the Company or any of its affiliates or violation under any Financing Agreement or in a violation of any term or provision of the Certificate of Formation of the Company and (B) the Participant’s right to receive payment of such Option Spread shall rank against other similar rights with respect to Options in respect thereof according to priority in time of the effective date of the event giving rise to any such right; provided that any such right as to which a common date determines priority shall be of equal priority and shall share pro rata in any purchase payments made pursuant to Section 4.12(b)(ii)(A).

(iii) In the event that the payment of the Option Spread for any Options is delayed pursuant to this Section 4.12(b), the Option Spread for such Options when the Option Spread is eventually paid as contemplated by this Section shall be the sum of (A) the Option Spread of such Options at the time that the Option Spread would have been paid but for the operation of this Section 4.12(b), plus (B) an amount equal to the interest on such Option Spread for the period from the date on which the Option Spread would have been paid but for the operation of this Section 4.12(b) to the date on which such Option Spread is actually paid (the “Delay Period”), at an annual rate of interest equal to the average annual cost to the Company and its affiliates of their bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, the average annual prime rate charged during the Delay Period by JP Morgan Chase Bank or such other nationally recognized bank designated by the Committee.

(c) Amendment of Terms of Options. The Committee may, in its absolute discretion, amend the Plan or terms of any Option; provided that any such amendment (other than a termination as provided in subparagraph (a) above) shall not impair or adversely affect any Participant’s rights under the Plan or such Option without such Participant’s written consent.

(d) Termination of this Plan. The Committee may at any time, in its absolute discretion, suspend or terminate this Plan. No awards may be granted during any suspension of the Plan or after the Plan has been terminated. The termination of the Plan shall not affect any previous Grants. After the plan terminates, the function of the Committee will be limited to supervising the administration of previous Grants.

4.13 Adjustment Upon Changes in Company Membership Units.

(a) Increase or Decrease in Issued Membership Units Without Consideration. Subject to any required action by the Holders, in the event of any increase or decrease in the number of issued and outstanding Membership Units resulting from a subdivision or consolidation of Membership Units or any other increase or decrease in the number of such Membership Units effected without receipt of consideration by the Company, the Committee may make such adjustments with respect to the number of Membership Units subject to the

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Options and/or the Exercise Price per Membership Unit, as the Committee may consider appropriate to prevent the enlargement or dilution of rights of Participants.

(b) Certain Mergers. Subject to any required action by Holders, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the Holders receive securities of another corporation or entity), the Options outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a Holder of the number of shares of Membership Units subject to any such Option would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the Holders retain their Membership Units and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the Holders receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any Option outstanding immediately prior to such event (whether or not then exercisable) for an option with respect to, as appropriate, some or all of the property for which the Membership Units underlying such Option is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, if applicable, or the number or kind of securities or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Options as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any Option outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each Membership Unit subject to such Option, equal to the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the Holder of a Membership Unit as a result of such event over (2) the Exercise Price of such Option; or

(C) provide for any combination of (A) or (B).

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.13 (a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and, if applicable, in the Exercise Price of each such Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

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(e) No Other Rights. Except as expressly provided in the Plan or the Option Grant Agreements evidencing the Options, no Participant shall have any rights by reason of (i) any subdivision or consolidation of Membership Units, (ii) any dissolution or liquidation of the Company or (iii) the payment of any dividend or any increase or decrease in the number of Membership Units. Except as expressly provided in the Plan or the Option Grant Agreements evidencing the Options, no issuance by the Company of any Membership Units shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Membership Units subject to the Options or the Exercise Price of such Options.

5.	Securities Matters.

5.1 Registration. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any Membership Units to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or deliver any Membership Units pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such Membership Units is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such Membership Units are traded. The Committee may require, as a condition to the issuance or delivery of any Membership Units pursuant to the terms hereof, that the recipient of such Membership Units make such covenants, agreements and representations, as the Committee deems necessary or advisable.

5.2 Effectiveness of Option Exercise or Grant. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Membership Units pursuant to any Grant pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Membership Units pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

6.	Miscellaneous.

6.1 Effective Date. The effective date of this Plan shall be August 23, 2004.

6.2 Rights as Holders. No Participant shall have any rights as a Holder with respect to any Membership Unit covered by or relating to the Options granted pursuant to the Plan until the date such Participant exercises such Option and is admitted as a Holder of Membership Units in the Company. Except as otherwise expressly provided in Sections 4.12 and 4.13 hereof, no adjustment to the Options shall be made for any rights for which the record date occurs prior to the date such Participant becomes the Holder of a Membership Unit.

6.3 No Special Services Rights. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of his Services or interfere in any way with the right of the Company or an affiliate, subject to the terms of any separate Services agreement to the contrary, at any time to terminate such Participant’s Services or to increase or

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decrease such Participant’s compensation from the rate in existence at the time of the grant of any Option.

6.4 No Obligation to Exercise. No Grant to any Participant of any Option shall impose any obligation upon such Participant to exercise such Option.

6.5 Restrictions on Membership Units. The rights and obligations of the Participants with respect to Membership Units obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the LLC Agreement.

6.6 Notices. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

If to the Company:

TJ Chemical Holdings LLC

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

If to the Participant:

At the address contained in the records of the Company or its affiliates for such Participant or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

6.7 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

6.8 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

6.9 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

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EXHIBIT A

OPTION GRANT AGREEMENT

THIS OPTION GRANT AGREEMENT, made as of the              day of             , 2004 between TJ Chemical Holdings LLC (the “Company”) and                      (the “Participant”).

WHEREAS, the Company has adopted and maintains the TJ Chemical Holdings LLC 2004 Option Plan (the “Plan”) to promote the interests of the Company and the Holders of Membership Units in the Company by providing key employees, consultants, members and service providers of the Company and its affiliates with an appropriate incentive to encourage them to continue in the employ or service and to improve the growth and profitability of the Company and its affiliates;

WHEREAS, the Plan provides for the Grant to Participants of non-qualified Options to purchase Membership Unit(s) in the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a non-qualified option (the “Option”) with respect to              Membership Unit(s) in the Company.

2. Grant Date. The Grant Date of the Option hereby granted is             , 2004.

3. Vesting Commencement Date. The Vesting Commencement Date of the Option hereby granted is             , 2004.

4. Incorporation of Plan. All terms, conditions and restrictions of the Plan and the LLC Agreement are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan or the LLC Agreement and this Option Grant Agreement, the terms and conditions of this Option Grant Agreement, as interpreted by the Committee in its sole discretion, shall govern, unless explicitly provided to the contrary in the Plan or this Option Grant Agreement. All capitalized terms used herein shall have the meaning given to such terms in the Plan.

5. Exercise Price. The exercise price per Membership Unit underlying the Option granted hereby is $            .

6. Vesting Date. The Option shall become exercisable as follows: twenty percent (20%) of the Membership Unit(s) (rounded down to the nearest Membership Unit) underlying the Option shall become exercisable on each of the first five anniversaries of the Vesting Commencement Date; provided that the Participant remains employed with the Company or any of its affiliates on each such anniversary; and provided further that notwithstanding the foregoing, if within the two-year period following a Change in Control the Participant’s Services are terminated by the Company or its affiliate without Cause or by the Participant for Good Reason, the unvested portion of the Option shall become immediately vested as of the effective date of the termination of such Participant’s Services. For purposes of this Option Grant Agreement, the definition of Good Reason contained in the Plan shall govern the Participant’s rights during the two-year period following a Change in Control, without regard to that definition’s reference to the Participant’s employment agreement.

7. Expiration Date. The Option or such portion thereof that has not yet become exercisable on the date the Participant’s Services are terminated for any reason shall expire on such date. The Option or such portion thereof that has become exercisable on or before the date the Participant’s Services are terminated shall expire on the earlier of (a) the commencement of business on the date the Participant’s Services are terminated for Cause; (b) 90 calendar days after the date the Participant’s Services are terminated for any reason other than Cause, death or Disability; (c) one year after the date the Participant’s Services are terminated by reason of death or Disability; or (d) the 10th anniversary of the Grant Date.

8. Limitations on Transfer of Membership Units; Termination of Employment. The Participant acknowledges that upon becoming a member of the Company, the Participant will be subject to all the terms and conditions provided in the LLC Agreement. Notwithstanding anything herein or the LLC Agreement to the contrary, the Participant shall not sell or transfer any Membership Unit acquired pursuant to the exercise of an Option, except (i) to the Participant’s beneficiaries or estate upon the Participant’s death, (ii) upon consent of the Committee, (iii) pursuant to Sections 6.03, 6.04, 6.06 of the LLC Agreement, or (iv) if such sale or transfer occurs following the date set forth in Section 6.07 of the LLC Agreement.

In the event of a termination of a Participant’s Services, the Company shall have the right to purchase the Participant’s Membership Units acquired pursuant to the Options in accordance with Section 6.06 of the LLC Agreement. Any Membership Units acquired pursuant to the exercise of the Options shall be subject to certain Tag-Along and Drag-Along rights in accordance with Article VI of the LLC Agreement.

9. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Option Grant Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Option Grant Agreement, or any waiver on the part of any party or any provisions or conditions of this Option Grant Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

10. Limitation on Transfer of Options. Except as set forth in this Section 10, the Option shall be exercisable only by the Participant. The Option shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Committee to assign the Option granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the Committee grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Option Grant Agreement and shall be entitled to all the rights of the Participant under the Plan and this Option Grant Agreement; provided that notwithstanding such assignment, if the events or dates set forth in Sections 6 and 7 of the Option Grant Agreement occur with respect to the Participant, the Option shall not vest or expire at the times set forth in Sections 6 and 7 hereof; provided further that upon such assignment in accordance with this Section 10, all references in the Plan and Option Grant Agreement except for Sections 6 and 7 of the Option Grant Agreement (and any other provision of Services with the Company or its affiliates (or the termination thereof)) shall be deemed to be replaced by a reference to the Transferee of the Option.

11. Indemnification. The Participant agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Company and any director, officer, or employee thereof against any and all losses, liabilities, claims, damages, and expenses of any nature whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) (collectively, “Losses”) arising out of or based upon any breach or failure by the Participant to comply with his obligations made herein. This Section 11 shall survive any termination or execution of this Option Grant Agreement.

12.	Representations.

12.1 Participant Representations. In addition to any representations made by the Participant in the LLC Agreement, the Participant hereby represents and warrants to the Company that: (a) the Participant is an “accredited investor” as defined in Rule 501(a) under the Securities Act; provided that the Company may, in its discretion and subject to compliance with all applicable securities laws, waive the foregoing representation with respect to a limited number of Participants; (b) the Participant, alone or together with his representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular; (c) the Participant is aware that the LLC Agreement provides significant restrictions on the ability of a Participant to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber the Membership Units; (d) the Participant has duly executed and delivered this Option Grant Agreement; and (e) the Participant’s authorization, execution, delivery, and performance of this Option Grant Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.

12.2 Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 12.1 of this Option Grant Agreement are true and correct as of the date hereof and will be true and correct on any Exercise Date.

13. Integration. This Option Grant Agreement, and the other documents referred to herein or delivered pursuant hereto (including, without limitation, the LLC Agreement) which form a part hereof contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Option Grant Agreement, the Plan and the LLC Agreement supersede all prior agreements and understandings between the parties with respect to its subject matter.

14. Counterparts. This Option Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15. Governing Law. This Option Grant Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

16. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and the LLC Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Option Grant Agreement and the Option shall be final and conclusive.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Option Grant Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Option Grant Agreement on his own behalf, thereby representing that he has carefully read and understands this Option Grant Agreement, the Plan, and the LLC Agreement as of the day and year first written above.

TJ CHEMICAL HOLDINGS LLC

By:
Title:

[PARTICIPANT]

EXHIBIT B

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT OF THE COMPANY

EXECUTION VERSION

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

TJ CHEMICAL HOLDINGS LLC

Dated as of March 31, 2004

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Certain Definitions	2

Section 1.02.	Other Interpretive Provisions	6

	ARTICLE II
	ORGANIZATIONAL MATTERS

Section 2.01.	Formation of the Company	7

Section 2.02.	Name of the Company	7

Section 2.03.	Office of the Company	7

Section 2.04.	Registered Office and Registered Agent	7

Section 2.05.	Term of the Company	7

Section 2.06.	Purposes of the Company	7

	ARTICLE III
	CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND ALLOCATIONS

Section 3.01.	Membership Interests	8

Section 3.02.	Capital Contributions	9

Section 3.03.	Capital Accounts	9

Section 3.04.	Withdrawals; Return of Capital	10

Section 3.05.	No Interest on Capital Contribution	10

Section 3.06.	Distributions	10

Section 3.07.	Allocation of Profits and Losses	10

	ARTICLE IV
	MANAGEMENT OF THE COMPANY

Section 4.01.	Board of Directors	12

Section 4.02.	Company Matters Requiring Super-Majority Member Approval	14

Section 4.03.	Additional Management Provisions	16

Section 4.04.	Meetings; Notice; Written Consent	16

Section 4.05.	Termination of Management Provisions	17

i

(continued)

		Page

	ARTICLE V
	OFFICERS

Section 5.01.	Designation; Term; Qualifications	17

Section 5.02.	Removal and Resignation	18

Section 5.03.	Vacancies	18

	ARTICLE VI
	TRANSFER OR REPURCHASE OF UNITS

Section 6.01.	Limitations on Transfer	18

Section 6.02.	Permitted Transferees	19

Section 6.03.	Tag-Along Rights	19

Section 6.04.	Drag-Along Rights	20

Section 6.05.	Rights and Obligations of Transferees	22

Section 6.06.	Repurchase Rights; Redemption Rights	22

Section 6.07.	Termination of Transfer Restrictions	24

Section 6.08.	Regulatory Cooperation	25

	ARTICLE VII
	COMPANY EXPENSES, BOOKS AND RECORDS

Section 7.01.	Company Expenses	27

Section 7.02.	Independent Auditors	27

Section 7.03.	Records; Inspection and Access; Consultation	27

Section 7.04.	Financial Statements and Reports	27

Section 7.05.	Certain Tax Matters	28

	ARTICLE VIII
	LIABILITY AND INDEMNIFICATION

Section 8.01.	Liability of Members	28

Section 8.02.	Indemnification	29

Section 8.03.	Insurance	29

	ARTICLE IX
	DISSOLUTION, LIQUIDATION, CONVERSION AND TERMINATION

Section 9.01.	Events Causing Dissolution	29

Section 9.02.	Cancellation of Certificate	30

ii

(continued)

iii

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF TJ CHEMICAL HOLDINGS LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of TJ Chemical Holdings LLC, a Delaware limited liability company (the “Company”), dated as of March 31, 2004 (the “Second Agreement Date”), is entered into by and among the Persons listed on Schedule A as members of the Company (each, a “Member” and collectively, the “Members”).

W I T N E S S E T H:

WHEREAS, TPG Partners III, L.P., as the initial member of the Company, formed the Company by filing the Certificate of Formation (as defined below) with the office of the Secretary of State of Delaware on November 24, 2003 (the “Formation Date”) pursuant to the Delaware Limited Liability Company Act (as amended, the “Act”);

WHEREAS, Polymer Holdings, LLC (formerly, TPG Polymer Holdings, LLC), a limited liability company and a wholly owned subsidiary of the Company (“Holdings”). Ripplewood Chemical Holding LLC, a Delaware limited liability company, KRATON Polymers LLC, a Delaware limited liability company (“Kraton”) and Polymer Acquisition LLC (formerly TPG Polymer Acquisition LLC), a Delaware limited liability company and a wholly-owned subsidiary of Holdings, entered into an Agreement and Plan of Merger, dated as of November 5, 2003, and amended and restated as of December 23,2003, pursuant to which Polymer Acquisition LLC merged with and into Kraton, with Kraton as the surviving company;

WHEREAS, as a result of the merger described above, the Company holds all of the interests of Holdings, which in turn holds all of the interests of Kraton;

WHEREAS, the Company will file or cause to be filed a timely election pursuant to Treasury Regulations Section 301.7701-3 to treat Holdings as an association taxable as a corporation for U.S. federal income tax purposes; and

WHEREAS, the Members desire to amend and restate in their entirety the terms of the Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of December 23, 2003 (the “Existing Agreement”) in order to, among other things, (i) provide for the management of the Company, (ii) set forth their respective rights and obligations as Members of the Company generally and (iii) increase the number of Membership Units (as defined below) of the Members.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Existing Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Definitions. As used herein, (a) the terms defined in the introductory paragraph and the recitals hereof have the meanings specified therein and (b) the following terms shall have the following meanings:

“Act” has the meaning set forth in the recitals to this Agreement.

“Adverse Person” has the meaning set forth in Section 6.01(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, (i) no Person shall be considered an Affiliate as a result of any employment or management arrangement with Kraton or any its subsidiaries and (ii) Management LLC shall not be considered an Affiliate of any other Member. Notwithstanding the foregoing, for purposes of Section 6.08 only, “Affiliate” also has any meaning ascribed to it in any Law.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Banking Regulations” means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

“Board of Directors” has the meaning set forth in Section 4.01(a).

“Breaching Drag-Along Member” has the meaning set forth in Section 6.04(d).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Buy-In Price” has the meaning set forth in Section 6.06(c).

“Capital Contribution” means, with respect to any Member, the total amount of money and the net fair market value of property other than money contributed to the capital of the Company.

“Certificate of Formation” means the certificate of formation of the Company as filed with the Secretary of State of Delaware on the Formation Date, as amended from time to time.

“Closing Date” means December 23, 2003.

“Closing Date Working Capital Adjustment” has the meaning set forth in the Financing Agreements.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any successor provision thereto.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

“Corresponding Management LLC Membership Unit” means, with respect to a Membership Unit held by Management LLC, a corresponding membership unit in Management LLC held by a Kraton Employee.

“Corresponding Management LLC Profits Unit” means, with respect to a Profits Unit held by Management LLC, a corresponding profits unit in Management LLC held by a Kraton Employee.

“Delay Period” has the meaning set forth in Section 6.06(f).

“Drag-Along Buyer” has the meaning set forth in Section 6.04(a).

“Drag-Along Member” has the meaning set forth in Section 6.04(a).

“Drag-Along Notice” has the meaning set forth in Section 6.04(a).

“Drag-Along Proxy Holder” has the meaning set forth in Section 6.04(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Escrow Agent” has the meaning set forth in Section 6.04(e).

“Existing Agreement” has the meaning set forth in the recitals to this Agreement.

“Financing Agreements” means (x) the indenture dated as of December 23, 2003, governing the 8.125% Senior Subordinated Notes due 2014, issued by Kraton and (y) the Credit and Guaranty Agreement, dated as of December 23, 2003, among Kraton, Holdings, certain subsidiaries of Holdings, certain lenders and certain other parties thereto.

“Financing Document” has the meaning set forth in Section 6.06(f).

“Formation Date” has the meaning set forth in the recitals to this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Holdings” has the meaning set forth in the recitals to this Agreement.

“Indemnified Person” has the meaning set forth in Section 8.01(a).

“Initial Holding Period” has the meaning set forth in Section 6.01(a).

“Initial Membership Units” means, for any Member, the number of Membership Units held by such Member as of the Second Agreement Date, adjusted as follows: (i) reduced by the number of Membership Units of such Member redeemed by the Company in any redemption in which the Membership Units of the Voting Members are redeemed pro rata; and (ii) increased by any Membership Units issued to such Member in respect of Capital Contributions by such Member in any transaction (or series of related transactions) in which the Voting Members make pro rata Capital Contributions.

“IPO” means an initial registered offering of equity securities or equity interests of the Company or any of its subsidiaries to the public.

“JPMP” means, collectively, JPMP BHCA Fund, JPMP Main Fund, J.P. Morgan Global Investors (Cayman), L.P., a Cayman Islands limited partnership, JPMP Global Fund/Kraton, L.P., a Delaware limited partnership, JPMP Global Fund/Kraton A, L.P., a Delaware limited partnership and J.P. Morgan Global Investors (Cayman) II, L.P., a Cayman Islands limited partnership.

“JPMP BHCA Fund” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership.

“JPMP Main Fund” means J.P. Morgan Partners Global Investors, L.P., a Delaware limited partnership.

“Kraton” has the meaning set forth in the recitals to this Agreement.

“Kraton Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Kraton dated as of March 31, 2004.

“Kraton Employee” means an employee, or services provider to, of the Kraton Group.

“Kraton Group” means Holdings and its subsidiaries.

“Law” means, with respect to any Person, (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Loss” has the meaning set forth in Section 8.02.

“Management LLC” means Kraton Management LLC, a Delaware limited liability company.

“Management Services Agreement” means the management services agreement among Kraton and TPG and the JPMP BHCA Fund, dated as of December 23, 2003, as such agreement may be amended from time to time.

“Member” has the meaning set forth in the preamble to this Agreement.

“Membership Unit” has the meaning set forth in Section 3.01(a).

“Option” means the right to acquire a Membership Unit, pursuant to such terms and conditions as determined by the Board of Directors.

“Permitted Transferee” means (a) an Affiliate of a Member and (b) in the case of any Member that is a partnership or limited liability company, any general or limited partner or member of such Member; provided, however, that a general partner, limited partner or member of a Member shall not be a Permitted Transferee under clause (b) unless the Transfer to such Person is required under the applicable partnership agreement or limited liability company agreement, as the case may be, and is made pro rata to all partners or members thereunder.

“Person” means an individual, corporation, association, limited liability company, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

“Profits Unit” has the meaning set forth in Section 3.01(c)(ii).

“Proposed Transfer” has the meaning set forth in Section 6.03(a).

“Proposed Transferee” has the meaning set forth in Section 6.03(a).

“Registration Rights Agreement” means the registration rights agreement among the Voting Members and the Company, dated as of December 23, 2003, as such agreement may be amended from time to time.

“Regulatory Problem” means any set of facts or circumstances in which JPMP’s ownership of securities issued by the Company (i) gives rise to a material violation of Law by JPMP or any of its Affiliates, or gives rise to a reasonable belief by JPMP that such a violation is likely to occur or (ii) gives rise to a limitation in Law that will materially impair the ability of JPMP or any Affiliate to conduct its business or gives rise to a reasonable belief by JPMP that such a limitation is likely to arise.

“Rollover Letter Agreement” means the letter agreement between various Kraton Employees, the Company, Ripplewood Chemical Management LLC and Ripplewood Holdings LLC relating to the acquisition of Membership Units by Management LLC.

“Second Agreement Date” has the meaning set forth in the preamble to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Members” has the meaning set forth in 6.04(a).

“Significant Subsidiary” means a significant subsidiary as defined under Regulation S-X, provided that a 1% threshold shall be substituted for a 10% threshold.

“Subscription Agreement” has the meaning set forth in Section 3.01(a).

“Tagging Member” has the meaning set forth in Section 6.03(a).

“Threshold Amount” means, with respect to a Profits Unit, any amount determined by the agreement of each of the Voting Members or an amount determined pursuant to a formula that may be based on a specified value of the Company Assets (which may be specifically identified by the Board of Directors), as determined by the agreement of each of the Voting Members. The Threshold Amount may be different for different Profits Units.

“TPG” means, collectively, TPG III and TPG IV.

“TPG III” means TPG III Polymer Holdings LLC, a Delaware limited liability company.

“TPG IV” means TPG IV Polymer Holdings LLC, a Delaware limited liability company.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Management Services Agreement, the Rollover Letter Agreement and any other Kraton Employee agreements, the Financing Agreements and any other agreements related to the Financing Agreements (including the Permitted Option (as defined in the Financing Agreements)).

“Transfer” means, with respect to any Unit, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or disposition, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.

“Transferring Member” has the meaning set forth in Section 6.03(a).

“Unit” has the meaning set forth in Section 3.01(a).

“U.S.” or “United States” means the United States of America.

“Voting Member” means a Member holding one or more Voting Units.

“Voting Member Agreements” means, collectively, this Agreement, the Management Services Agreement and the Registration Rights Agreement.

“Voting Unit” has the meaning set forth in Section 3.01(a).

Section 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section and Schedule references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01. Formation of the Company. The Members hereby:

(a) approve and ratify the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on the Formation Date and all actions taken by or on behalf of the Company on or prior to the execution of this Agreement; and

(b) confirm and agree to their status as Members of the Company as set forth herein.

Section 2.02. Name of the Company. The name of the Company is TJ Chemical Holdings LLC.

Section 2.03. Office of the Company. The Company shall have its principal office at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and may establish such other offices or places of business for the Company as the Board of Directors may deem appropriate.

Section 2.04. Registered Office and Registered Agent. The Company shall have its registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 2.05. Term of the Company. The existence of the Company commenced on the Formation Date and shall continue until dissolution thereof in accordance with the provisions of this Agreement.

Section 2.06. Purposes of the Company. The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be formed under the Act, including (a) directly or indirectly, investing in, holding and disposing of the securities (or options, warrants or similar instruments in respect thereof) of Kraton and its. Affiliates and (b) taking any action that is necessary or appropriate in connection therewith.

ARTICLE III

CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND ALLOCATIONS

Section 3.01. Membership Interests. (a) Upon the making of a Capital Contribution pursuant to Section 3.02, each Member is hereby issued membership interests in the Company consisting of one or more of the following classes: voting units (“Voting Units”) as set forth in this Section 3.01 and membership units (“Membership Units”), as set forth on Schedule B. Each Voting Unit, Membership Unit, Profits Unit (as defined below) and any other unit established pursuant to this Agreement is referred to herein as a “Unit” and, collectively as the “Units”).

(b) TPG III shall be issued six (6) Voting Units, TPG IV shall be issued six (6) Voting Units and JPMP shall be issued eight (8) Voting Units.

(c) (i) The Board of Directors shall have the right to grant Profits Units to Management LLC and Options to Kraton Employees (directly or indirectly), which Profits Units and Options will not, in the aggregate, exceed 8% of the aggregate Membership Units and Profits Units outstanding on the date hereof on a fully-diluted basis, pursuant to such terms and conditions as determined by the Board of Directors.

(ii) Each profits unit (a “Profits Unit”) is intended to represent a “profits interest” within the meaning of Revenue Procedure 93-27 (June 9, 1993) and Revenue Procedure 2001-43 (August 3, 2001), which entitles the holder of such Profits Units the right to certain profits of the Company and appreciation in the value of Company Assets accruing after the date of receipt of such profits interest and which interest would not give such holder a share of the proceeds if the Company Assets were sold at fair value immediately after such holder received such profits interest and then the proceeds were distributed in a complete liquidation of the Company, pursuant to such terms and conditions as determined by the Board of Directors and consented to by each of the Voting Members.

(d) The Company reserves the right to establish additional classes of Units and to issue additional Units of any class, subject to the consent of each of the Voting Members in accordance with Section 4.02.

(e) The Membership Units and the Profit Units shall have no voting rights (whether with respect to voting relating to a merger, dissolution, amendments of this Agreement, or otherwise). The Voting Units shall have only the voting and consent rights specifically provided in this Agreement, and shall not have any other rights. Except as otherwise specifically provided in this Agreement, the relative number of Voting Units held by any Voting Member at any time shall not determine the voting, consent or governance rights of such Voting Member relative to any other Voting Member, under this Agreement or otherwise under applicable law, and the specific provisions of this Agreement shall instead govern all rights of the Voting Members.

(f) In the event that there are no Voting Units outstanding at any time, Members holding Membership Units shall have the right to amend this agreement and elect the Board of Directors, by vote or written consent of a majority of the Membership Units outstanding at such time.

Section 3.02. Capital Contributions. Each Member shall make a contribution to the Company as follows:

(a) Upon the execution of the Existing Agreement, each of TPG III, TPG IV and JPMP made (in cash) and Management LLC was deemed to make (in shares of Kraton) a Capital Contribution in the amount set forth opposite its name on Schedule B, subject to adjustment pursuant to Section 3.06(d).

(b) Other than as set forth in this Section 3.02 or pursuant to an Option granted pursuant to Section 3.01 (c), no Member shall be required to make a Capital Contribution without the consent of such Member and no Member shall be permitted to make a Capital Contribution without the consent of each Voting Member holding at least five (5) Voting Units; provided that each of the Voting Members shall be required to make additional Capital Contributions pro rata based on such Voting Member’s relative percentages of Membership Units, up to an amount such that the aggregate Capital Contributions of all of the Voting Members do not exceed $250,000,000 minus any adjustment to such Capital Contributions pursuant to Section 3.06(d).

Section 3.03. Capital Accounts. (a) The Company shall maintain separate capital accounts (each, a “Capital Account”) for each Member in accordance with the following provisions:

(i) Each Member’s Capital Account shall be increased by the amount of such Member’s Capital Contributions, any Company income or gain allocated to such Member pursuant to Section 3.08, and the amount of any Company liabilities assumed by such Member or secured by any Company Assets distributed to such Member.

(ii) Each Member’s Capital Account shall be decreased by the amount of cash and the gross fair market value of any other Company Assets distributed to such Member pursuant to any provision of this Agreement, any expenses or losses allocated to such Member pursuant to Section 3.07 (including the Member’s share of expenditures described in Treasury Regulation Section 1.704-l(b)(2)(iv)(i)) and the amount of any liabilities of such Member assumed by the Company.

(iii) In the event any Member’s Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of such Member to the extent such Capital Account relates to the Transferred Units.

(b) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations issued under Section 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The officers of the Company shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 3.03 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder; provided that no such change shall have an adverse effect upon the amount distributable to any Member pursuant to this Agreement.

Section 3.04. Withdrawals; Return of Capital. Except upon the dissolution of the Company or as otherwise provided herein, no Member shall have the right to withdraw from the Company or to demand or to receive the return of all or any part of its Capital Contribution to the Company.

Section 3.05. No Interest on Capital Contribution. No Member shall be paid interest on any of its Capital Contribution.

Section 3.06. Distributions. (a) Distributions to Members shall be made at such times and in such amounts as the Board of Directors determines; provided that the Board of Directors shall provide at least ten (10) Business Days advance notice of distributions to each Member.

(b) Equal distributions shall be made on each Membership Unit. A Profits Unit shall participate in distributions only after the Threshold Amount for such Profits Unit has been achieved. Each dollar (or the equivalent of non-cash property) distributed shall be divided equally among the outstanding Membership Units plus any outstanding Profits Units for which the applicable Threshold Amount has been achieved, taking into account all prior distributions.

(c) Notwithstanding the foregoing, Management LLC shall not be entitled to any distributions derived from any interest, if any, that the Company holds in Management LLC and such amounts shall be distributed to the other Members pursuant to Section 3.06(b).

(d) Notwithstanding the foregoing, the Company may, at the discretion of the Board of Directors, distribute the proceeds received from Holdings in respect of the Closing Date Working Capital Adjustment to each of the Voting Members pro rata based on its Membership Units as an adjustment to its Capital Contributions; provided that, if such distribution is made, Membership Units issued to Management LLC will be adjusted to properly reflect any shift in its proportionate interest due to such distribution.

Section 3.07. Allocation of Profits and Losses. (a) Except as otherwise set forth in this Section 3.07, for Capital Account purposes, all items of income, gain, loss and deduction shall be allocated among the Members in a manner such that if the Company were dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 3.06(b).

(b) For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under this Section 3.07, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code, the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-l(b)(4)(i), using any 704(c) methodology selected by the Board of Directors. In the event that the Capital Accounts are adjusted in accordance with Section 3.07(f), any subsequent allocation of income, gain, loss and deduction with respect to any Company Assets that are revalued shall take into account any variation between the adjusted basis of such Company Assets for federal income tax purposes and its fair market value in the same manner as under Section 7.04(c) of the Code and the applicable Treasury Regulations, consistent with the requirements of Treasury Regulations Section 1.704-l(b)(2)(iv)(g), using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations selected by the Board of Directors.

(c) Notwithstanding any provision of this Section 3.07, no item of deduction or loss shall be allocated to a Member to the extent the allocation would cause a negative balance in such Member’s Capital Accounts (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Member would be required to reimburse the Company pursuant to this Agreement or under applicable law or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(e) or the penultimate sentence of each of Treasury Regulations 1.701-2(g)(l) and 1.704-2(i)(5). In the event some but not all of the Members would have such excess Capital Account deficits as a consequence of such allocation of loss or deduction, the limitation set forth in this Section 3.07(c) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible deduction or loss to each Member under Section 1.704-l(b)(2)(ii)(d) of the Treasury Regulations. In the event any loss or deduction shall be specially allocated to a Member pursuant to the preceding sentence, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Section 3.07(a).

(d) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Accounts in excess of that permitted under Section 3.07(c) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 3.07(d) shall be taken into account in computing subsequent allocations pursuant to this Section 3.07(d) so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Section 3.07 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 3.07 if such unexpected adjustments, allocations or distributions had not occurred.

(e) In the event the Company incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Section 1.704-l(b)(4)(iv) and 1.704-2 of the Treasury Regulations.

(f) The Capital Accounts of the Members may be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value (as determined by the Board of Directors in its good faith judgment) of the Company Assets immediately prior to the time that a Membership Unit is canceled or issued by the Company, any termination of the Company within the meaning of Section 708 of the Code, and when the Company is liquidated pursuant to Article IX, and shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any Company Assets (other than cash).

ARTICLE IV

MANAGEMENT OF THE COMPANY

Section 4.01. Board of Directors (a) The Voting Members shall appoint a board of directors (the “Board of Directors”) to oversee the business of the Company and Holdings. Except as otherwise provided by this Agreement, the Board of Directors shall have the full right and authority (acting on behalf of the Members) to manage the business and affairs of the Company.

(b) The Board of Directors shall consist of eight (8) directors; (A) two (2) of whom shall be designated by TPG III (or its Affiliates holding Voting Units), (B) two (2) of whom shall be designated by TPG IV (or its Affiliates holding Voting Units), (C) one (1) of whom shall be designated by JPMP Main Fund (or its Affiliates holding Voting Units) and (D) three (3) of whom shall be designated by JPMP (or its Affiliates holding Voting Units) (in addition to the director designated by the JPMP Main Fund pursuant to clause (C)); provided that:

(i) If JPMP Transfers (other than to a Permitted Transferee) more than 25% of its Initial Membership Units in one or more Transfers, then the Company shall cancel two (2) Voting Units of JPMP (and its Affiliates holding Voting Units) and JPMP (and its Affiliates holding Voting Units) shall only be entitled to designate three (3) directors for appointment to the Board of Directors; if JPMP Transfers (other than to a Permitted Transferee) more than 37.5% of its Initial Membership Units in one or more Transfers, then the Company shall cancel a total (together with all other Voting Units previously cancelled pursuant to this clause (i)) of three (3) Voting Units of JPMP (and its Affiliates holding Voting Units); if JPMP Transfers (other than to a Permitted Transferee) more than 50% of its Initial Membership Units in one or more Transfers, then the Company shall cancel a total (together with all other Voting Units previously cancelled pursuant to this clause (i)) of four (4) Voting Units of JPMP (and its Affiliates holding Voting Units) and JPMP (and its Affiliates holding Voting Units) shall only be entitled to designate two (2) directors for appointment to the Board of Directors; if JPMP Transfers (other than to a Permitted Transferee) more than 75% of its Initial Membership Units in one or more Transfers, then the Company shall cancel a total (together with all other Voting Units previously cancelled pursuant to this clause (i)) of six (6) Voting Units of JPMP (and its Affiliates holding Voting Units) and JPMP (and its Affiliates holding Voting Units) shall only be entitled to designate only one (1) director for appointment to the Board of Directors; provided that in the event that JPMP (and its Affiliates holding Voting Units) are entitled to designate only one (1) director, then such director shall be designated by JPMP Main Fund; and if JPMP Transfers (other than to a Permitted Transferee) more than 85% of its Initial Membership Units in one or more

Transfers, then the Company shall cancel all of the Voting Units of JPMP (and its Affiliates holding Voting Units) and JPMP (and its Affiliates holding Voting Units) shall not be entitled to designate or nominate any directors for appointment to the Board of Directors.

(ii) If TPG Transfers (other than to a Permitted Transferee) more than 50% of its Initial Membership Units in one or more Transfers, then the Company shall cancel six (6) Voting Units of TPG (and its Affiliates holding Voting Units) and TPG (and its Affiliates holding Voting Units) shall only be entitled to designate three (3) directors for appointment to the Board of Directors; if TPG Transfers (other than to a Permitted Transferee) more than 58.33% of its Initial Membership Units in one or more Transfers, then the Company shall cancel a total (together with all other Voting Units previously cancelled pursuant to this clause (ii)) of seven (7) Voting Units of TPG (and its Affiliates holding Voting Units), if TPG Transfers (other than to a Permitted Transferee) more than 66.67% of its Initial Membership Units in one or more Transfers, then the Company shall cancel a total (together with all other Voting Units previously cancelled pursuant to this clause (ii)) of eight (8) Voting Units of TPG (and its Affiliates holding Voting Units) and TPG (and its Affiliates holding Voting Units) shall only be entitled to designate two (2) directors for appointment to the Board of Directors; if TPG Transfers (other than to a Permitted Transferee) more than 83.33% of its Initial Membership Units in one or more Transfers, then the Company shall cancel a total (together with all other Voting Units previously cancelled pursuant to this clause (ii)) of ten (10) Voting Units of TPG (and its Affiliates holding Voting Units) and TPG (and its Affiliates holding Voting Units) shall only be entitled to designate one (1) director for appointment to the Board of Directors; provided that in the event that TPG (and its Affiliates holding Voting Units) are entitled to designate only one (1) director, then such director shall be designated by TPG IV; and if TPG Transfers (other than to a Permitted Transferee) more than 90% of its Initial Membership Units in one or more Transfers, then the Company shall cancel all of the Voting Units of TPG (and its Affiliates holding Voting Units) and TPG (and its Affiliates holding Voting Units) shall not be entitled to designate or nominate any directors for appointment to the Board of Directors.

(c) If the number of directors that a Voting Member has the right to designate or nominate to the Board of Directors is decreased pursuant to Section 4.0 l(b), then such Voting Member shall immediately remove such director or directors, as the case may be, and the number of members of the Board of Directors shall be reduced accordingly.

(d) The Board of Directors may be reconstituted at any time with the unanimous consent of the Voting Members. Except as provided above, each Voting Member shall have the exclusive right to appoint and remove its respective designees to the Board of Directors.

(e) The initial directors appointed by TPG III pursuant to Section 4.01(b)(A) shall be William S. Price and Richard Boyce. The initial directors appointed by TPG IV pursuant to Section 4.01(b)(B) shall be Kelvin Davis and Michael MacDougall. The initial director appointed by JPMP Main Fund pursuant to Section 4.01(b)(C) shall be Timothy Walsh. The initial directors appointed by JPMP pursuant to Section 4.01(b)(D) shall be Richard D. Waters, Jr., Richard A. Aube and Stephan Oppenheimer.

(f) Decisions of the Board of Directors shall require the approval of a majority of the directors.

(g) The Company (in its capacity as the sole member of Holdings, which in turn is the sole member of Kraton) shall take all actions necessary to (i) cause the persons constituting the Board of Directors to be appointed as the sole members of the board of directors of Holdings, (ii) cause the persons constituting the Board of Directors to be appointed as members of the board of directors of Kraton and KRATON Polymers Capital Corporation, a Delaware Corporation and (ii) ensure that, in the event a designee or nominee of TPG or any of its Affiliates, or JPMP or any of its Affiliates, becomes a member of a board of directors of any subsidiary of Kraton, then such board of directors shall include designees or nominees of both TPG and JPMP, in the same proportion as the Board of Directors of the Company includes at such time.

(h) Except to the extent resulting from the rights granted under this Article IV, no individual Member shall have the authority to manage the business and affairs of the Company or contract for or incur on behalf of the Company any debts, liabilities or other obligations, and no such action of a Member will be binding on the Company.

(i) The Company or Kraton, as the case may be, shall reimburse the directors for all reasonable out of pocket expenses incurred in connection with their attendance at meetings of the Board, the board of directors of Kraton and any committees thereof, including without limitation travel, lodging and meal expenses.

Section 4.02. Company Matters Requiring Super-Majority Member Approval. Notwithstanding the provisions of Section 4.01 and subject to Section 4.05 hereof and the provisions of the Kraton Agreement, the Company shall not take, and shall cause Holdings, Kraton and its Significant Subsidiaries not to take, any of the following actions without the prior written consent of each of the Voting Members:

(a) The appointment of, or the approval of the retention, termination or change (including a change in responsibilities) of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or officers with substantially equivalent responsibilities;

(b) The approval of its annual budget (including operating and capital plans), business plan and any related material business policies, and any material amendments and deviations from any of the foregoing resulting from management decisions;

(c) The disposal of all or substantially all its assets, interests or stock, or the amalgamation, consolidation, merger, share exchange or entry into any business combination by it with another Person;

(d) The authorization, issuance or repurchase of Units, membership interests, shares, options, warrants or other rights relating to equity securities, or the allotment of unissued shares or rights or options to or in respect of shares, or the variation of any rights attaching to issued or unissued shares of the Company, Holdings, Kraton or any of their Significant Subsidiaries, other than any authorization, issuance, repurchase, allotment or variation in respect of any Profits Units or Options, pursuant to Sections 3.01(c) and 6.06 herein;

(e) The declaration of dividends or distributions of any kind, other than distributions or dividends among Kraton, any of its subsidiaries, Holdings and the Company and other than the distributions constituting an adjustment to the Capital Contribution of each of the Voting Members pursuant to Section 3.06(d);

(f) An IPO;

(g) Any material incurrence of indebtedness, issuance of debt or similar securities or financial accommodation (in whatever form, including finance leases), other than borrowings pursuant to the Financing Agreements;

(h) The appointment or removal of a Person as its auditor, or any material change to its accounting policies other than as is required to comply with GAAP;

(i) Any liquidation, bankruptcy, dissolution, recapitalization, reorganization, or assignment to its creditors, or any similar transaction;

(j) The amendment of, or any change to or waiver of the provisions of the Certificate of Formation, this Agreement, or the articles of incorporation, certificate of formation, by-laws, limited liability company agreement, partnership agreement or equivalent constituent documents of the Company, Holdings, Kraton or any of their Significant Subsidiaries;

(k) The creation, amendment or any modification of, any financing arrangement or credit facility, or the grant of encumbrance over any assets or the giving of a guarantee, including, any amendment to the Financing Agreements;

(1) The acquisition or disposition of material assets, whether through merger, consolidation, share exchange, business combination or otherwise;

(m) The creation of any non-wholly owned subsidiaries;

(n) The settlement of any material litigation, arbitration, or administrative proceeding;

(o) The entering into, the amendment of or the modification of, in any material respect, any contract that is material to the Company, Holdings, Kraton or any of their Significant Subsidiaries;

(p) Other than with respect to the issuance of Profits Units or grant of Options pursuant to Section 3.01(c) or the repurchase or redemption of Profits Units or Membership Units pursuant to Section 6.06, the adoption or modification of any employee option program that would dilute the value of any Membership Unit or any material change in the definition of Threshold Amount with respect to any Profits Unit;

(q) The exercise of, or material modification of the terms of, any option (other than the repurchase by the Company of Profits Units or Membership Units pursuant to Section 6.06) held by the Company;

(r) The entering into or development of a new line of business of the Company, Kraton or any of its Significant Subsidiaries; and

(s) The assignment to any Person (other than the Company) of the right of the Company to repurchase Membership Units or Profits Units pursuant to Section 6.06 hereof or, as the managing member of Management LLC, the assignment of the right to repurchase securities of Management LLC pursuant to the limited liability company agreement of Management LLC.

Section 4.03. Additional Management Provisions.

(a) Unless otherwise provided by the Kraton Agreement, without the prior written consent of each of the Voting Members, none of the Company, Holdings, Kraton, or any of their respective subsidiaries shall (i) enter into any agreement or transaction, directly or indirectly, with a Voting Member or any of its Affiliates, or (ii) create any committee of its board of directors (or equivalent body) or delegate or modify any powers of its board of directors to any committee or any other Person.

(b) Each Member agrees and acknowledges that the directors designated by each Voting Member, may share confidential, non-public information about the Company, Holdings and Kraton and its subsidiaries with such Voting Member.

(c) The Members hereby agree, notwithstanding anything to the contrary in this Agreement, any other agreement or at law or in equity, that when a Voting Member takes any action under this Agreement to give or withhold its consent, such Voting Member shall have no duty (fiduciary or other) to consider the interests of the Company or the other Members and may act exclusively in its own interest and shall have only the duty to act in good faith.

Section 4.04. Meetings; Notice; Written Consent. (a) The Board of Directors shall meet at least annually. Meetings of the Board of Directors may be held at any time at any location specified in the notice thereof in such place within or without the State of Delaware specified by at least four of the directors, when called by at least two of the directors. Reasonable and sufficient notice of each meeting shall be given to each director. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law.

(b) It shall be reasonable and sufficient notice to a director to send notice by first-class mail at least seven days, or by overnight delivery, electronic mail, facsimile or hand delivery at least forty-eight hours, before the meeting addressed to such director at such director’s usual business address. Notice of a meeting need not be given to any director if a written waiver of notice, executed by such director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

(c) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting pursuant to a written consent signed by each director,

and such writing or writings shall be filed with the records of the meetings of the Board of Directors. Such consent shall be treated for all purposes as the act of the Board of Directors.

Section 4.05. Termination of Management Provisions. If the aggregate Voting Units of TPG and any of their Affiliates falls at or below five (5) Voting Units, then the consent of TPG shall not be required in connection with any action described in clauses (a) through (s) of Section 4.02 and clause (a) of Section 4.03. If the aggregate Voting Units of JPMP and any of its Affiliates falls at or below five (5) Voting Units, then the consent of JPMP shall not be required in connection with any action described in clauses (a) through (s) of Section 4.02 and clause (a) of Section 4.03.

ARTICLE V

OFFICERS

Section 5.01. Designation; Term; Qualifications. The Board of Directors may, from time to time, designate one (1) or more Persons to be officers of the Company. Any officer so designated shall have only such authority and perform only such duties as the Board of Directors may, from time to time, expressly delegate to them; provided that the officers shall have the authority to make, enter into and perform all contracts, agreements, reports and undertakings of the Company that the Board of Directors shall authorize; provided, further that the officers shall have the authority to prepare and execute the financial, regulatory and other reports of the Company, apply for employer identification numbers and obtain qualifications in relevant jurisdictions. Each officer shall hold office for the term for which such officer is designated and until its successor shall be duly designated and shall qualify, or until his death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. The following persons are hereby appointed officers of the Company:

William S. Price – President

Michael MacDougall – Senior Vice President

James O’ Brien – Vice President and Treasurer

Richard A. Ekleberry – Vice President and Secretary

John E. Viola – Vice President

Linda G. Rogenski – Assistant Secretary

Section 5.02. Removal and Resignation. Any officer of the Company may be removed as such, with or without cause, by the Board of Directors at any time. Any officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.03. Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board of Directors in accordance with Section 5.01.

ARTICLE VI

TRANSFER OR REPURCHASE OF UNITS

Section 6.01. Limitations on Transfer. (a) Unless the Voting Members unanimously consent in writing, no Member may Transfer any of its Units prior to the earlier of (i) the third anniversary of the Closing Date and (ii) the date following an IPO in which at least fifteen percent (15%) of the equity interests of the Company or any direct or indirect subsidiary of the Company that is the subject of an IPO have been publicly distributed or sold or have been actively traded on a national securities exchange or interdealer quotation system (the “Initial Holding Period”), other than (A) Transfers to the Company, (B) Transfers to Permitted Transferees in accordance with Section 6.02, (C) Transfers in accordance with Sections 6.03 (as a Tagging Member) and 6.04 (as a Drag-Along Member) or (D) grants of participation interests in the Units to Affiliates of a Voting Member or to officers, directors, partners, members, stockholders or employees of a Voting Member or of any Affiliate of a Voting Member, so long as (x) the participation agreement or other agreement or document pursuant to which such participation interest is granted provides that such Affiliate or such other Person shall have no rights under this Agreement and the Registration Rights Agreement and (y) such grant of participation interests shall not relieve such Voting Member of any obligations under this Agreement or the Registration Rights Agreement. After the Initial Holding Period, a Member may Transfer its Units only in accordance with, and subject to the applicable provisions of, this Article VI.

(b) Notwithstanding the foregoing, in no event shall any Member be entitled to Transfer any Units, whether during or after the Initial Holding Period, to any Person (other than an Affiliate) considered by any of the Voting Members to be a potential competitor of, or otherwise adverse to Kraton (such Person, an “Adverse Person”). In addition, no Member shall be entitled to Transfer any of its Units at any time if such Transfer would:

(i) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Units;

(ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time;

(iii) be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code; or

(iv) cause the Company to become a “publicly traded partnership”, as such term is defined in Sections 469(k)(2) or 7704(b) of the Code.

(c) Notwithstanding anything herein to the contrary, Management LLC may only Transfer its Units to a Permitted Transferee and, without the consent of each Voting Member holding at least five (5) Voting Units, a Voting Unit may only be Transferred to an Affiliate of the holder of such Voting Unit or to another Voting Member.

(d) In the event of a purported Transfer by a Member of any of its Units in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

Section 6.02. Permitted Transferees. Subject to Section 6.01(b) and Section 6.06, any Member may Transfer any Membership Unit or Profits Unit to a Permitted Transferee of such Member; provided that each Permitted Transferee of any Member to which such Unit is Transferred shall, and such Member shall cause such Permitted Transferee to, Transfer back to such Member (or to another Permitted Transferee of such Member) the Unit it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Member.

Section 6.03. Tag-Along Rights. (a) In the case of a proposed Transfer by a Member (a “Transferring Member”) of any of its Membership Units (including any Transfer during the Initial Holding Period permitted under Section 6.01), other than (i) to the Company, (ii) to a Permitted Transferee, (iii) pursuant to or consequent upon the exercise of the tag-along rights set forth in this Section 6.03 or the drag-along rights set forth in Section 6.04, (iv) grants of participation interests in the Units to Affiliates of a Voting Member or to officers, directors, partners, members, stockholders or employees of a Voting Member or of any Affiliate of a Voting Member, so long as (A) the participation agreement or other agreement or document pursuant to which such participation interest is granted provides that such Affiliate or such other Person shall have no rights under this Agreement and the Registration Rights Agreement and (B) such grant of participation interests shall not relieve such Voting Member of any obligations under this Agreement or the Registration Rights Agreement or (v) Transfers pursuant to Section 6.08 hereof (a “Proposed Transfer”), each other Member who exercises its rights under this Section 6.03(a) (a “Tagging Member”) shall have the right to require the Transferring Member to cause the proposed Transferee (a “Proposed Transferee”) to purchase up to the number of such Tagging Member’s Membership Units equal to the product of (x) the number of Membership Units of such Tagging Member multiplied by (y) a fraction, the numerator of which is the number of Membership Units proposed to be Transferred by the Transferring Member to the Proposed Transferee and the denominator which is the total number of Membership Units of the Transferring Member. In the event that the Transferring Member is unable to cause the proposed Transferee to purchase the number of Membership Units equal to the sum of the number of Membership Units proposed to be Transferred by the Transferring Member and the number of the Tagging Member’s Membership Units calculated pursuant to the preceding sentence, then the Tagging Member shall be entitled to sell up to its pro rata portion of the Membership Units actually purchased by the Proposed Transferee, based on the relative number of Membership Units held by the Transferring Member and all Tagging Members exercising their rights under this Section.

(b) The Transferring Member shall give notice to each other Member of a Proposed Transfer not later than twenty (20) Business Days prior to the closing of the Proposed Transfer, setting forth the number of Membership Units proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and, if such consideration consists in part or in whole of property other than cash, the Transferring

Member shall provide such information, to the extent reasonably available to the Transferring Member, relating to such non-cash consideration as the other Members may reasonably request in order to evaluate such non-cash consideration), and other terms and conditions of payment offered by the Proposed Transferee. The Transferring Member shall deliver or cause to be delivered to each Tagging Member copies of all transaction documents relating to the Proposed Transfer as the same become available. The tag-along rights provided by this Section 6.03 must be exercised by a Member within fifteen (15) Business Days following receipt of the notice required by the first sentence of this Section 6.03(b), by delivery of a written notice to the Transferring Member indicating its desire to exercise its rights and specifying the number of Membership Units it desires to Transfer; provided that such number of Membership Units does not exceed the number of Membership Units determined pursuant to Section 6.03(a).

(c) Any Transfer of Membership Units by a Tagging Member to a Proposed Transferee pursuant to this Section 6.03 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as provided to the Transferring Member; provided that in order to be entitled to exercise its tag-along right pursuant to this Section 6.03, each Tagging Member must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements comparable to those made by the Transferring Member in connection with the Proposed Transfer (other than any non-competition or similar agreements or covenants that would bind the Tagging Member or its Affiliates), and agree to the same conditions to the Proposed Transfer as the Transferring Member agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Member and each Tagging Member severally and not jointly. Each Tagging Member shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

Section 6.04. Drag-Along Rights, (a) If Members holding, in the aggregate, at least seventy five percent (75%) of the Membership Units (the “Selling Members”) agree to Transfer at least fifty-one percent (51%) of the aggregate number of Membership Units of the Selling Members to a third party (the “Drag-Along Buyer”), the Selling Members may deliver written notice (a “Drag-Along Notice”) to each other Member (the “Drag-Along Member”), stating that such Selling Members wish to exercise their rights under this Section 6.04 with respect to such Transfer, and setting forth the name and address of the Drag-Along Buyer, the total number of Membership Units proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer. In the event that (i) the aggregate number of Membership Units of TPG (and any of its Permitted Transferees) falls below fifty percent (50%) of the aggregate Initial Membership Units of TPG or (ii) the number of Membership Units of JPMP (and any of its Permitted Transferees) falls below seventy five percent (75%) of the aggregate Initial Membership Units of JPMP, then the percentage of Membership Units necessary to permit Selling Members to deliver a Drag-Along Notice shall be decreased from seventy five percent (75%) to sixty percent (60%).

(b) Upon delivery of a Drag-Along Notice, each Drag-Along Member shall be required to Transfer that number of its Membership Units equal to the percentage of Membership Units held by the Selling Members that are being Transferred to the Drag-Along Buyer, upon the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Selling Members and the Drag-Along Buyer, and shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Members in connection with the Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Member or its Affiliates), and shall agree to the same conditions to the Transfer as the Selling Members agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Member and each Drag-Along Member severally and not jointly.

(c) In the event that any such Transfer is structured as a merger, consolidation, or similar business combination, each Drag-Along Member agrees, to the extent permitted pursuant to this Agreement or required by applicable law, to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction, and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

(d) Solely for purposes of Section 6.04(c)(i) and in order to secure the performance of each Member’s obligations under Section 6.04(c)(i), each Member hereby irrevocably appoints each other Member that qualifies as a Drag-Along Proxy Holder (as defined below) the attomey-in-fact and proxy of such Member (with full power of substitution) to vote or provide a written consent with respect to its Membership Units as described in this paragraph if, and only in the event that, such Member fails to vote or provide a written consent with respect to its Membership Units in accordance with the terms of Section 6.04(c)(i) (each such Member, a “Breaching Drag-Along Member”) within three (3) days of a request for such vote or written consent. Upon such failure, the Selling Members shall have and are hereby irrevocably granted a proxy to vote or provide a written consent with respect to each such Breaching Drag-Along Member’s Membership Units for the purposes of taking the actions required by Section 6.04(c)(i) (such Selling Members, a “Drag-Along Proxy Holder”). Each Member intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Member will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 6.04(c)(i) with respect to the Membership Units owned by such Member. Notwithstanding the foregoing, the conditional proxy granted by this Section 6.04(d) shall be deemed to be revoked upon the termination of Section 6.04.

(e) If any Drag-Along Member fails to Transfer to the Drag-Along Buyer the Membership Units to be sold pursuant to this Section 6.04, the Selling Members may, at their option, in addition to all other remedies they may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Membership Units with any national bank or trust company having combined capital, surplus and undivided profits in excess of $500 million (the “Escrow Agent”), and the Company shall cancel on its books such Membership Units and thereupon all of such Drag-Along Member’s rights in and to such Membership Units shall terminate. Thereafter, upon delivery to the Company by such Drag-Along Member of appropriate documentation evidencing the Transfer of such Membership Units, the Selling Members shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such Drag-Along Member.

Section 6.05. Rights and Obligations of Transferees. Any Transfer of Units to any Person other than a Member, which Transfer is otherwise in compliance herewith, shall be permitted hereunder only if the Transferee (including a Permitted Transferee) agrees in writing that it shall, upon such Transfer, assume with respect to such Units, the transferor’s obligations under this Agreement and become a party to this Agreement by executing and delivering such documents as may be necessary, in the reasonable opinion of the Board of Directors, to make such Person a party thereto, whereupon such Transferee will be treated as a Member for all purposes of this Agreement, provided that no Transferee (other than an Affiliate of a Member) shall acquire any of the rights provided in Article IV hereof by reason of the Transfer, and, provided, further, that no Transferee (other than a Permitted Transferee of a Member) shall be permitted to acquire any of demand registration rights pursuant to the Registration Rights Agreement unless such Transferee acquires at least 33 1/3% of the Initial Membership Units of a Member, and provided, further, that no Transferee shall be permitted to determine any proposed transferee to be an Adverse Person pursuant to Section 6.01(b) .

Section 6.06. Repurchase Rights; Redemption Rights. (a) Except as set forth in this Section 6.06 or as may otherwise be provided in an agreement between the Company or Management LLC and a Kraton Employee with respect to such Kraton Employee, the Company (or its designated assignee, if so determined by the Voting Members pursuant to Section 4.02) shall have the right to purchase, (i) Membership Units acquired by such Kraton Employee pursuant to the exercise of an Option; and (ii) (A) Membership Units issued to Management LLC and/or (B) Profits Units issued to Management LLC, in respect of Corresponding Management LLC Membership Units or Corresponding Management LLC Profits Units, respectively, that are held by such Kraton Employee, during the one hundred eighty (180) day period following, (1) in the case of Membership Units issued pursuant to clause (ii)(A) above, the date of termination of such Kraton Employee’s employment with the Kraton Group for any reason and (2) in the case of Membership Units or Profits Units issued pursuant to clauses (i) or (ii)(B) above, the later of (x) the date of termination of such Kraton Employee’s employment with the Kraton Group for any reason and (y) the date that is six (6) months and one day after the date such Membership Units were acquired through the exercise of an Option, or the Profits Unit vest, and upon the exercise of such right, the Member (i.e., the Kraton Employee, in the case of Membership Units acquired as set forth in clause (i) above and Management LLC, in the case of Membership Units or Profits Units acquired as set forth in clause (ii) above) shall sell to the Company (or its designated assignee, if so determined by the Voting Members pursuant to Section 4.02), all or any such Membership Units and/or Profits Units held by such Member (provided that, with respect to Management LLC, such number shall not exceed the number of Membership Units and/or Profits Units held by Management LLC which relate to Corresponding Management LLC Membership Units or Corresponding Management LLC Profits Units that are held by such Kraton Employee) as of the date as of which such right is exercised at a price per Unit equal to the fair value of a Membership Unit or Profits Unit, as applicable, as determined in good faith by the Board of Directors as of the date such right is exercised; provided that, with respect to any Membership Unit or Profits Unit, the price shall not take into account any appreciation of the Company after the date such right is exercised and shall be equal to the amount such Member would receive if the Company were liquidated and the value of all assets were distributed pursuant to Section 9.03 herein; provided, further, that if the Threshold Amount with respect to any Profits Unit would not have been achieved as of such date if the Company had been liquidated immediately prior to such determination, then the price to repurchase such Profits Unit shall be $1.00. For the avoidance of doubt, with respect to any Profits Unit issued to Management LLC with respect to a Kraton Employee, such Profits Unit (or portion thereof), that is not vested as of the termination of such Kraton Employee’s employment shall immediately be forfeited.

(b) The Company (or its designated assignee, if so determined by the Voting Members pursuant to Section 4.02) shall exercise such right by delivering to such Member a written notice specifying its intent to purchase Membership Units and/or Profits Units held by such Member, the date as of which such right is to be exercised and the number of Membership Units and/or Profits Units to be purchased. Such purchase and sale shall occur on such date as the Company (or its designated assignee, if so determined by the Voting Members pursuant to Section 4.02) shall specify, which date shall not be later than thirty (30) days after the fiscal quarter-end immediately following the date as of which the Company’s right is exercised.

(c) Notwithstanding the foregoing, with respect to Membership Units of Management LLC acquired in connection with a Kraton Employee’s rollover of Kraton Surviving Interests (as defined in the Rollover Letter Agreement) pursuant to such employee’s Rollover Letter Agreement and that relate to Corresponding Management LLC Membership Units held by such Kraton Employee, in the event such Kraton Employee’s employment with the Kraton Group terminates for any reason during the six (6) month period immediately following the Closing Date, Management LLC shall sell to the Company, and the Company shall repurchase, not later than thirty (30) days after the fiscal quarter end immediately following the date of such termination, all such Membership Units held by Management LLC which relate to the Corresponding Management LLC Membership Units held by such Kraton Employee as of the date of his or her termination of employment, at a price per Unit equal to the value of a Membership Unit as of the Closing Date, based on the applicable Kraton Employee’s proportionate share of Management LLC’s Capital Contribution related to the rollover of Kraton Surviving Interests pursuant to such Kraton Employee’s Rollover Letter Agreement (reduced by any prior distributions or redemptions) as determined in good faith by the Board (“Buy-In Price”).

(d) With respect to Membership Units of Management LLC acquired in connection with a Kraton Employee’s rollover of Kraton Surviving Interests (as defined in the Rollover Letter Agreement) pursuant to such employee’s Rollover Letter Agreement and that relate to Corresponding Management LLC Membership Units that are held by a Kraton Employee, Management LLC shall have the right to require the Company to redeem (pursuant to an election by such Kraton Employee with respect to such employee’s Corresponding Management LLC Membership Units), during the sixty-day period immediately following January 1, 2004, and the Company shall redeem, all or any portion of such Membership Units held by Management LLC which relate to the Corresponding Management LLC Membership Units held by such Kraton Employee as of the date that Management LLC exercises such right at a price per Unit equal to the Buy-In Price. Management LLC shall exercise such right by delivering to the Secretary of the Company a written notice specifying its intent to cause the Company to redeem Membership Units held by Management LLC, the date as of which such right is to be exercised and the number of Membership Units to be redeemed. Such purchase and sale shall occur on such dates as are specified in the applicable Kraton Employee’s Roll Over Letter Agreement.

(e) In the event of a merger, consolidation, recapitalization, sale of Membership Units or other similar transaction, the Board may authorize the cancellation of all Profits Units immediately prior to any such transaction in exchange for a payment (made in cash, securities or other property) equal to the fair value of each Profits Unit, as determined in good faith by the Board of Directors, multiplied by the number of Profits Units then outstanding; provided that the determination of fair value shall not take into account any appreciation of the Company after the date of cancellation, and if the Threshold Amount with respect to any Profits Units would not have not been achieved as of the cancellation date if the Company had been liquidated immediately prior to such determination, the applicable Profits Units shall be cancelled without payment.

(f) With respect to any payment under Sections 6.06(a) and 6.06(e), in the event such payment (or the payment of cash to the Company to make such payment) will result in the violation of the terms or provisions of, or result in a default or event of default under, the Financing Agreements or any other guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date (each, a “Financing Document”), the Company may delay any such payment. In the event the payment of the purchase price is delayed as a result of a restriction imposed by a Financing Document as provided above, such payment shall be made without the application of further conditions or impediments as soon as practicable after the payment of such purchase price would no longer result in the violation of the terms or provisions of, or result in a default or event of default under, any Financing Document, and such payment shall equal the amount that would have been paid to the Member if no delay had occurred, plus interest for the period beginning on the date on which the purchase price would have been paid but for the delay in payment provided herein and ending on the date on which such payment is made (the “Delay Period”), calculated at an annual rate equal to the average annual prime rate charged during the Delay Period by a nationally recognized bank designated by the Company.

Section 6.07. Termination of Transfer Restrictions. Sections 6.01 through 6.05 shall terminate and be of no further force and effect upon the date following the IPO on which at least 15% of the equity securities of the Company have been publicly distributed or sold or are being actively traded on a national securities exchange or interdealer quotation system.

Section 6.08. Regulatory Cooperation. (a) Notwithstanding anything to the contrary contained in the Voting Member Agreements, it is understood and hereby expressly stated that JPMP’s obligations under the Voting Member Agreements are subject to this Section 6.08. In the event that JPMP reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by JPMP in order to (i) effectuate and facilitate any Transfer by JPMP of any Units or rights relating thereto then held by JPMP to any Person designated by JPMP; provided that any such Transfer during the Initial Holding Period that is not a Transfer pursuant to Section 6.01(A)-(D) of this Agreement, shall require the consent of TPG, so long as TPG is a Voting Member, which consent shall not be unreasonably withheld or delayed; (ii) permit JPMP, to the extent that it is permitted by law, to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of non-voting securities of the Company, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and/or shall be convertible into voting securities on such terms as are requested by

JPMP and reasonably acceptable to the Company in light of the regulatory considerations then prevailing; provided that any such exchange shall require the consent of TPG so long as TPG is a Voting Member, which consent shall not be unreasonably withheld or delayed by TPG; and (iii) in the event of the exchange described in clause (ii), grant JPMP or its designee, to the extent that it is permitted by law, the reasonable equivalent of any voting rights arising out of JPMP’s ownership of voting securities and/or provided for in the Voting Member Agreements that were diminished as a result of the amendments referred to above; provided that any such grant shall require the consent of TPG so long as TPG is a Voting Member, which consent shall not be unreasonably withheld or delayed by TPG. If JPMP elects to transfer securities of the Company in order to avoid a Regulatory Problem to an Affiliate, subject to limitations on its voting or total ownership interest in the Company, the Company and such Affiliate shall enter into such agreements that are mutually acceptable to JPMP and the Company, as such Affiliate may reasonably request in order to assist such Affiliate in complying with Laws to which it is subject; provided that entering into any such agreement shall require the consent of TPG so long as TPG is a Voting Member, which consent shall not be unreasonably withheld or delayed by TPG. Such agreements may include restrictions on the redemption, repurchase or retirement of securities of the Company, mutually acceptable to JPMP and the Company, that would result or be reasonably expected to result in such Affiliate holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations; provided that entering into any such agreement shall require the consent of TPG so long as TPG is a Voting member, which consent shall not be unreasonably withheld or delayed by TPG.

(b) In the event JPMP has the right to acquire any Units from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and JPMP reasonably determines that it has a Regulatory Problem, at JPMP’s request, the Company will offer to sell to JPMP non-voting securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had JPMP acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to Section 6.08(a) above and otherwise on such terms as are requested by JPMP and reasonably acceptable to the Company in light of regulatory considerations then prevailing; provided that such sale or exchange shall require the consent of TPG so long as TPG is a Voting Member, which consent shall not be unreasonably withheld or delayed by TPG.

(c) In the event that any Affiliate of the Company offers to issue any of its securities or interests to JPMP, then the Company will cause such Affiliate to offer to enter into an agreement with JPMP substantially similar to Section 6.08 in connection therewith.

(d) Each Member agrees to cooperate with the Company and JPMP in all reasonable respects in complying with the terms and provisions of Section 6.08, including without limitation, voting to approve amending the Certificate of Formation or this Agreement, in a manner reasonably acceptable to the Voting Members and JPMP or any Affiliate of JPMP entitled to make such request pursuant to Section 6.08 in order to take the specific actions contemplated in Sections 6.08(a), 6.08(b) and 6.08(c) to remedy a Regulatory Problem. Notwithstanding anything contained in Section 6.08 to the contrary, neither the Company nor any Voting Member shall be required under Section 6.08 to take any action that would adversely affect in any material respect the Company or any Member’s rights under this Agreement or as a holder of Units or rights relating thereto. The Company and each Member agrees not to amend or waive the voting or other provisions of the Certificate of Formation or this Agreement if such amendment or waiver would cause JPMP or any its Affiliates to have a Regulatory Problem. JPMP agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after JPMP has received notice of any such proposed amendment or waiver.

(e) In the event JPMP Transfers any Units in accordance with this Agreement, such Transferee of JPMP shall have the rights of JPMP under this Section 6.08; provided that such Transferee is subject to Banking Regulations and such Transferee reasonably determines that it has a Regulatory Problem.

(f) (i) The Company hereby represents and warrants that neither the Company nor, to the knowledge of the Company, based solely upon inquiry of management of its subsidiaries, any of its subsidiaries (A) offers or markets, directly or through any arrangement, any product or service of any depository institution owned by J.P. Morgan Chase & Co., or (B) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution owned by J.P. Morgan Chase & Co.

(ii) The Company hereby represents and warrants that except as otherwise disclosed, neither the Company nor, to the knowledge of the Company, based solely upon inquiry of management of its subsidiaries, any of its subsidiaries currently has or is expected to have a loan facility, credit facility, debt financing, line of credit or any other extension of credit from any depository institution owned by J.P. Morgan Chase & Co.

(iii) The Company shall give JPMP thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Section 6.08(f) to be untrue. The Company shall use its best efforts to notify JPMP promptly at any time in which the Company reasonably believes the representations contained in this Section 6.08(f) to be untrue whether as a result of the Company’s affirmative action or otherwise.

ARTICLE VII

COMPANY EXPENSES, BOOKS AND RECORDS

Section 7.01. Company Expenses. The Company shall pay all expenses relating to its operation, including administrative expenses and fees, before any distributions may be made to the Members. Appropriate reserves for contingent liabilities may be withheld from distributions to Members; provided that any such reserves shall be withheld from the Members pro rata based on their entitlements to distributions of the Company pursuant to Section 3.06.

Section 7.02. Independent Auditors. The books of account and records of the Company, Holdings and Kraton shall be audited as of the end of each fiscal year by a firm of independent public accountants selected by the Board of Directors.

Section 7.03. Records; Inspection and Access; Consultation, (a) The books and records of the Company shall be available for inspection by the Members at the principal office and place of business of the Company.

(b) The Company and its subsidiaries shall provide to each Voting Member, true and correct copies of all documents, reports, financial data and other information as a Voting Member may reasonably request. Additionally, the Company shall permit any authorized representatives designated by the Voting Member to visit and inspect any of the properties of the Company and its subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times during normal business hours as a Voting Member may reasonably request.

(c) Each Voting Member shall have the right to consult with and advise the management of the Company and its subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its subsidiaries.

Section 7.04. Financial Statements and Reports, (a) The Company shall use reasonable efforts to deliver and to cause Kraton to deliver to each Voting Member: (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company and Kraton, balance sheets of the Company and its subsidiaries and consolidated balance sheets of Kraton and its subsidiaries as of the end of such period, and statements of income and cash flows of the Company and its subsidiaries and consolidated statements of income and cash flows of Kraton and its subsidiaries for the period then ended, prepared in conformity with GAAP, except as otherwise noted therein, and subject to the absence of notes and to year-end adjustments; (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company and Kraton, balance sheets of the Company and its subsidiaries and consolidated balance sheets of Kraton and its subsidiaries as of the end of such year, and statements of income and cash flows of the Company and its subsidiaries and consolidated statements of income and cash flows of Kraton and its subsidiaries for the year then ended prepared in conformity with GAAP, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and (iii) to the extent the Company or Kraton is required by law or pursuant to the terms of any outstanding indebtedness of the Company or Kraton to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, actually prepared by the Company or Kraton as soon as available.

(b) The Members shall have the right to receive such other information as may be reasonably requested by a Member relating to Kraton which the Company is permitted to disclose.

Section 7.05. Certain Tax Matters, (a) The Members hereby agree that the Company shall file an election to be treated as a partnership for U.S. federal income tax purposes. The Company shall file all necessary tax forms, and tax returns on a basis consistent therewith. Neither the Company nor any Member shall take any action so as to cause the Company to be treated as a corporation for U.S. federal income tax purposes, except upon the consent of the Voting Members.

(b) The Company shall not take any action, or fail to take any action, other than any action or inaction contemplated in any of the Transaction Documents, that would cause the Company to derive income treated for United States federal income tax purposes as either unrelated business taxable income, or income that is effectively connected with the conduct of a United States trade or business, without the written consent of each of the Voting Members.

(c) As soon as available, and no later than 90 days after the close of the taxable year, the Company will provide to the Members Schedule K-1s or the equivalent, and any other information reasonably necessary to file tax returns.

(d) TPG III shall be the “tax matters member” of the company, except as otherwise determined by the Board of Directors. TPG will make a Code Section 754 election, on behalf of the Company at the request of any Voting Member. The “tax matters member” shall not settle any administrative or other proceeding without the consent of any Voting Member, which consent shall not be unreasonably withheld.

ARTICLE VIII

LIABILITY AND INDEMNIFICATION

Section 8.01. Liability of Members. (a) Liability to the Company and Other Members. No Member, or any Affiliate thereof, or direct or indirect shareholder, partner, member, employee, director, officer or agent of such Member or Affiliate, and no member of the Board of Directors or officer of the Company (each an “Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the Company, any of its Affiliates or to any of the other Members, their successors or assigns except in the case of the Members and the Board of Directors and officers of the Company to the extent arising from (i) any material breach of this Agreement or (ii) acts or omissions related to the Company which are found by a court of competent jurisdiction to be the result of such Indemnified Person’s fraud, gross negligence or willful misconduct.

(b) Freedom to Pursue Opportunities, Etc. The parties expressly acknowledge and agree that: (i) each Member, director and officer of the Company has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company, Kraton or any of its subsidiaries, including those deemed to be competing with the Company, Kraton or any of its subsidiaries; and (ii) in the event that a Member, director or officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, Kraton or any of its subsidiaries and such Member or any other person, the Member, director and officer of the Company shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, Kraton or any of its subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or Kraton or their respective Affiliates, Shareholders or Members for breach of any duty (contractual or otherwise) by reason of the fact that such Member, director or officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or Kraton or any of its subsidiaries.

(c) Liability to Third Parties. No Member of the Company shall be liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the Company, any of its Affiliates, or of any other Member.

Section 8.02. Indemnification. To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each Indemnified Person from and against any loss, liability, damages, cost or expense (including legal fees and expenses and any amounts paid in settlement) (each a “Loss” and collectively “Losses”) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by such Indemnified Person on behalf of the Company or any of its subsidiaries in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement; provided that such acts or omissions of such Indemnified Person are not found by a court of competent jurisdiction to constitute fraud, gross negligence or willful misconduct. Expenses, including legal fees, incurred by an Indemnified Person and relating to any claim, demand, lawsuit, action or proceeding for which indemnification is sought under this Section shall be paid by the Company upon demand by the Indemnified Person; provided that the Indemnified Person shall reimburse the Company for such expenses if it is ultimately determined that such Indemnified Person is not entitled to indemnification hereunder.

Section 8.03. Insurance. To the extent available on commercially reasonable terms, the Company shall obtain insurance for members of the Board of Directors and officers of the Company, as determined by the Board of Directors.

ARTICLE IX

DISSOLUTION, LIQUIDATION, CONVERSION AND TERMINATION

Section 9.01. Events Causing Dissolution. (a) The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

(i) The consent of the Voting Members in accordance with Section 4.02 (i);

(ii) Any dissolution required by operation of law.

(b) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and the Company’s assets have been distributed as provided in Section 9.03 and in the Act.

(c) Notwithstanding any other provision of this Agreement, the bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and notwithstanding the occurrence of such an event, the business of the Company shall continue without dissolution.

Section 9.02. Cancellation of Certificate. Upon the dissolution and completion of the winding up of the Company and the termination of this Agreement, the Certificate of

Formation shall be canceled in accordance with the provisions of Section 18-203 of the Act and the Members shall be promptly notified of such dissolution.

Section 9.03. Liquidation. Upon dissolution of the Company, as expeditiously as is reasonable, the liabilities of the Company shall be paid and distributions shall be made in the following manner and order:

(a) To creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by establishment of reserves); and

(b) To the Members, in accordance with the order of priority provided for distribution in Section 3.06.

Section 9.04. Return of Distributions of Capital. Except as otherwise expressly required by law, a Member or former Member, in its capacity as such, shall have no liability either to the Company, any of its Affiliates, or any of the Company’s creditors in excess of (a) the amount of its Capital Contributions actually made and not returned, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make Capital Contributions as required by this Agreement, and (d) to the extent required by law, the amount of any distributions wrongfully distributed to it. Except as provided by law or a court of competent jurisdiction, no Member, former Member or member in, investor in or partner of a Member or former Member shall be obligated by this Agreement to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member or former Member is obligated to return or pay any part of any distribution, the obligation shall be that of such Member or former Member alone, and not of any other Member or former Member unless the court so provides. The amount of any distribution returned to the Company by or on behalf of a Member or former Member or paid by or on behalf of a Member or former Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or former Member.

Section 9.05. Termination. (a) Sections 4.02 and 4.03 shall terminate as and to the extent set forth in Section 4.05 and Sections 6.01 through 6.05 shall terminate as and to the extent set forth in Section 6.07. Articles IV (in addition to as provided in the preceding sentence) and V of this Agreement shall terminate automatically (without any action by any party hereto) upon an IPO of the Company in which at least fifteen percent (15%) of the equity interests of the Company have been publicly distributed or sold or have been actively traded on a national securities exchange or interdealer quotation system. This Agreement (i) shall terminate automatically upon the entering into a shareholders agreement as contemplated in Section 11.01 hereof or (ii) may be terminated by mutual agreement of the Voting Members on terms agreed to by the Voting Members; provided that Articles VIII and XI shall survive such termination in accordance with the terms hereof.

(b) Upon the termination of this Agreement and the dissolution of the LLC pursuant to this Article IX, no party shall have any liability or obligation to any other party hereunder; provided that the termination of this Agreement shall not relieve a party from liability for any breach of this Agreement on or prior to termination of this Agreement.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

Section 10.01. Representations and Warranties. Each Member hereby represents and warrants to the Company that on the date hereof:

(a) Existence; Authority; Enforceability. Such Member has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Member is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) Absence of Conflicts. The execution and delivery by such Member of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Member; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Member is a party or by which such Member’s assets or operations are bound or affected; or (c) violate, in any material respect, any law applicable to such Member.

(c) Consents. Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Member in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

Section 10.02. Representations by the Members. Each Member represents and warrants that (a) the Member’s interest in the Company is intended to be and is being acquired solely for the Member’s own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof, (b) the Member is aware that interests in the Company have not been registered under the Securities Act, that such interests cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, that the Company has no present intention of so registering such interests under the Securities Act, and that accordingly such Member is able and is prepared to bear the economic risk of making a Capital Contribution and to suffer a complete loss of investment, (c) the Member’s knowledge and experience in financial and business matters are such that the Member is capable of evaluating the risks of making a Capital Contribution, and (d)

the Member’s determination to purchase the Member’s interest in the Company, and make each Capital Contribution, has been, and in each case will be, made by such Member independent of and without reliance upon any other Member or Person other than such Member’s investment advisor, if any, and independent of any statements or opinions as to the advisability of such purchase or Capital Contribution or as to the properties, business, prospects or condition (financial or otherwise) of any Person in which the Company may invest which may have been made or given by any such other Person. The foregoing representations and warranties may be relied upon by the Company, and by the other Members, in connection with each Member’s investment in the Company.

Notwithstanding anything to the contrary contained in the Voting Member Agreements, any and all representations and warranties relating to a Voting Member’s ownership of Membership Units or rights relating thereto shall be qualified by the fact that such Voting Member may have granted or may in the future grant participation interests in a portion of its investments, including Membership Units, to Affiliates of such Voting Member or to officers, directors, partners, members, stockholders or employees of such Voting Member or of any Affiliate of such Voting Member, as permitted by Section 6.01(a). Such participation interests, however, do not affect such Voting Member’s status as being the sole record owner of the Membership Units held by such Voting Member.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Merger with Holdings, Kraton; IPO. (a) In the event of a conversion of the Company to a corporation, whether through any merger, statutory share exchange or other business combination of the Company with Kraton or any of Kraton’s subsidiaries or with Holdings or otherwise, (i) each of the Members and the surviving corporation, as the case may be, or such subsidiary shall execute (x) a shareholders’ agreement with terms that are comparable, in the view of each Member to the following Sections of this Agreement: (a) the governance provisions set forth in Article IV, (b) the transfer restrictions, rights and obligations set forth in Article VI, (c) the information rights set forth in Article VII, (d) the protections offered by Article VIII, and (e) the relevant miscellaneous provisions of Article XI, each with such changes or modifications as reasonably deemed necessary or appropriate by any of TPG III, TPG IV or JPMP to reflect the structure of the transaction and (y) a registration rights agreement substantially identical to the Registration Rights Agreement; provided that such shareholders’ agreement shall terminate upon an IPO of the surviving corporation and as otherwise may be provided in such agreement.

(b) In the event of any IPO with respect to the equity securities of Holdings or Kraton or any successors thereof, each of the Voting Members shall and the Company shall cause Holdings or Kraton (or their successor), as the case may be, to execute a registration rights agreement substantially identical to the Registration Rights Agreement with respect to the registration of the equity securities of Holdings or Kraton (or their successor), as the case may be.

(c) In the event of any change in the capitalization of the Company or a merger, consolidation, reorganization or similar corporate transaction, the Voting Members may, in their absolute discretion, make such equitable adjustments (including, without limitation, with respect to the number and kind of Units outstanding) in respect of the Units, as the Voting Members consider appropriate to prevent any inappropriate or inequitable dilution or enlargement of any Member’s rights.

Section 11.02. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Member at the following addresses (or at such other address for a Member as shall be specified by like notice):

if to

J.P. Morgan Partners (BHCA), L.P.

J.P. Morgan Partners Global Investors, L.P.

J.P. Morgan Partners Global Investors (Cayman), L.P.

JPMP Global Fund/Kraton, L.P.

JPMP Global Fund/Kraton A, L.P.

J.P. Morgan Partners Global Investors (Cayman) II, L.P., to:

c/o J.P. Morgan Partners, LLC

Attn: Official Notices Clerk

(FBO: Timothy Walsh)

1221 Avenue of the Americas

New York, New York 10020

Telephone: (212) 899-3400

Facsimile: (212) 899-3401

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue, Suite 1100

New York, NY 10022

Attention: Samuel A. Fishman

Telephone: 212.906.1355

Fax: 212.548.4634

E-mail: Samuel.fishman@lw.com

if to TPG III or TPG IV, to:

Texas Pacific Group

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Richard A. Ekleberry, Esq.

Telephone: 817-871-4080

Fax: 817-871-4088

E-mail: rekleberry@texpac.com

with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006

Attention: Paul J. Shim, Esq. and Michael A. Gerstenzang, Esq.

Telephone: 212-225-2000

Fax: 212-225-3999

E-mail: pshim@cgsh.com

             mgerstenzang@cgsh.com

If to Management LLC to:

Texas Pacific Group

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Richard A. Ekleberry, Esq.

Telephone: 817-871-4080

Fax: 817-871-4088

E-mail: rekleberry@texpac.com

with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006

Attention: Paul J. Shim, Esq. and Michael A. Gerstenzang, Esq.

Telephone: 212-225-2000

Fax: 212-225-3999

E-mail: pshim@cgsh.com

             mgerstenzang@cgsh.com

Section 11.03. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

Section 11.04. Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 11.05. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH MEMBER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY MEMBER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Member may file an original counterpart or a copy of this Section 11.05 with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury.

Section 11.06. Entire Agreement. This Agreement (together with the Registration Rights Agreement and the Management Services Agreement) embodies the entire agreement and understanding of the parties and supersedes all prior agreements and understandings among the parties and any of their Affiliates with respect to the subject matter hereof (including, without limitation, the Existing Agreement and the letter agreement dated November 18, 2003). There are no other agreements between or among any Voting Members relating to the Company.

Section 11.07. Modification. No change, modification, amendment or waiver of this Agreement shall be of any force unless such change or modification is made pursuant to a written agreement executed and delivered by all Voting Members. Consent of any Member other than the Voting Members shall not be required for any amendment, waiver or modification of this Agreement. Notwithstanding the foregoing, Schedule B shall be amended automatically to reflect any additional Capital Contributions or any adjustments to Capital Contributions made in accordance with this Agreement, and the Company shall revise Schedule B promptly to reflect such amendments.

Section 11.08. Waivers. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 11.09. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 11.11. Third Parties. Except as provided in Article IX, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, including any member of Management LLC, and it does not create or establish any third party beneficiary hereto.

Section 11.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as specifically provided herein, this Agreement may not be assigned by any party without the express prior written consent of each of the Voting Members, and any attempted assignment without such consent will be null and void.

Section 11.13. Waiver of Partition. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by applicable law, each of the Members hereby irrevocably waives any right or power that such Member might have to cause the Company or any of the Company’s assets to be partitioned, to cause the appointment of a receiver for all or any portion of the Company’s assets, to compel any sale of all or any portion of the Company’s assets pursuant to any applicable law, or to file or consent to the filing of a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.

Section 11.14. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

IN WITNESS HEREOF, the parties have duly executed this Agreement as of the day and year first above written.

TPG III POLYMER HOLDINGS LLC

By:	/s/ RICHARD A. EKLEBERRY
Name:	Richard A. Ekleberry
Title:	Vice President

TPG IV POLYMER HOLDINGS LLC

By:	/s/ RICHARD A. EKLEBERRY
Name:	Richard A. Ekleberry
Title:	Vice President

KRATON MANAGEMENT LLC

By:	/s/ RICHARD A. EKLEBERRY
Name:	Richard A. Ekleberry
Title:	Vice President

J.P. MORGAN PARTNERS (BHCA), L.P.

BY:	JPMP MASTER FUND MANAGER, L.P., ITS GENERAL PARTNER

BY:	JPMP CAPITAL CORP., ITS GENERAL PARTNER

By:	/s/ TIMOTHY WALSH
Name:	Timothy Walsh
Title:	Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P., ITS GENERAL PARTNER

BY:	JPMP CAPITAL CORP., ITS GENERAL PARTNER

By:	/s/ TIMOTHY WALSH
Name:	Timothy Walsh
Title:	Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P., A GENERAL PARTNER

BY:	JPMP CAPITAL CORP., ITS GENERAL PARTNER

By:	/s/ TIMOTHY WALSH
Name:	Timothy Walsh
Title:	Managing Director

2

JPMP GLOBAL FUND/KRATON, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P., A GENERAL PARTNER

BY:	JPMP CAPITAL CORP., ITS GENERAL PARTNER

By:	/s/ TIMOTHY WALSH
Name:	Timothy Walsh
Title:	Managing Director

JPMP GLOBAL FUND/KRATON A, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P., A GENERAL PARTNER

BY:	JPMP CAPITAL CORP., ITS GENERAL PARTNER

By:	/s/ TIMOTHY WALSH
Name:	Timothy Walsh
Title:	Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P., A GENERAL PARTNER

BY:	JPMP CAPITAL CORP., ITS GENERAL PARTNER

By:	/s/ TIMOTHY WALSH
Name:	Timothy Walsh
Title:	Managing Director

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SCHEDULE A

NAMES AND ADDRESSES OF THE MEMBERS

Name	Address
TPG III Polymer Holdings LLC	c/o Texas Pacific Group 301 Commerce Street Suite 3300 Fort Worth, Texas 76102

TPG IV Polymer Holdings LLC	c/o Texas Pacific Group 301 Commerce Street Suite 3300 Fort Worth, Texas 76102

J.P. Morgan Partners (BHCA), L.P.	c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020

J.P. Morgan Global Investors, L.P.	c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020

J.P. Morgan Global Investors (Cayman), L.P.	c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020

JPMP Global Fund/Kraton, L.P.	c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020

JPMP Global Fund/Kraton A, L.P.	c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020

J.P. Morgan Global Investors (Cayman) II, L.P.	c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, New York 10020

Kraton Management LLC.	c/o Texas Pacific Group 301 Commerce Street Suite 3300 Fort Worth, Texas 76102

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